EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of BURTECH ACQUISITION CORP II dated as of June 30, 2026 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 13, 2026	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: August 13, 2026	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: August 13, 2026	supernova management llc

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager

Date: August 13, 2026	DAVID J. SNYDERMAN

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman